                                                                    Exhibit A(4)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

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                                        Give the
 For this type of account:              SOCIAL SECURITY
                                        number of --
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  1.      An individual's account       The individual
  2.      Two or more individuals       The actual owner
          (joint account)               of the account
                                        or, if combined
                                        funds, the first
                                        individual on
                                        the account(1)
  3.      Husband and wife (joint       The actual owner
          account)                      of the account
                                        or, if joint
                                        funds, the first
                                        individual on
                                        the account(1)
  4.      Custodian account of a        The minor(2)
          minor (Uniform Gift to
          Minors Act)
  5.      Adult and minor (joint        The adult or, if
          account)                      the minor is the
                                        only
                                        contributor, the
                                        minor(1)
  6.      Account in the name of        The ward, minor
          guardian or committee for a   or incompetent
          designated ward, minor or     person(3)
          incompetent person
  7.      a. A revocable savings
           trust account (in which      The grantor-
           grantor is also trustee)     trustee(1)
          b. Any "trust" account that   The actual
           is not a legal or valid      owner(4)
           trust under State  law
  8.      Sole proprietorship account   The owner(4)

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                                                             Give the EMPLOYER
For this type of account:                                    IDENTIFICATION
                                                             number of --
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 9.  A valid trust, estate, or pension trust                 Legal entity (Do
                                                             not furnish the
                                                             identifying
                                                             number of the
                                                             personal
                                                             representative
                                                             or trustee
                                                             unless the legal
                                                             entity itself is
                                                             not designated
                                                             in the account
                                                             title.)(5)
10.  Corporate account                                       The corporation
11.  Religious, charitable, or educational organization      The organization
   account
12.  Partnership account held in the name of the business    The partnership
13.  Association, club, or other tax-exempt organization     The organization
14.  A broker or registered nominee                          The broker or
                                                             nominee
15.  Account with the Department of Agriculture in the name  The public of a public entity (such as a State or local government,  entity school district, or prison) that receives agricultural
   program payments

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   (1) List first and circle the name of the person whose number you furnish.
   (2) Circle the minor's name and furnish the minor's social security number.
   (3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
   (4) Show the name of the owner.
   (5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and ap-ply for a number.

Payees Exempt from Backup Withholding
Payees that may be exempted from backup withholding on payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or a custodial ac-count under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a)
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.
 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
 Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by indi- viduals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not pro-vided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments of mortgage interest to you.
 Exempt payees described above should file Form W-9 to avoid possible errone-ous backup withholding.
 FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
Privacy Act Notice.-- Section 6109 requires most recipients of dividend, in-terest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are re-quired to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Cer-tain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are sub-ject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includable payment for interest, dividends, or pat-ronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an under-payment attributable to that failure unless there is clear and convincing evi-dence to the contrary.
(3) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or im-prisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE